Corporate Communications                         Exhibit 99.1
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CNH Industrial unveils new organizational structure for its Off-Highway future

•Corporate vision: Sustainably advancing the noble work of global agricultural and construction workers
•New optimized organizational structure will drive efficiency, agility and accountability
•Structure enhances customer-centricity and targets digital and technology leadership

London, November 2, 2021

CNH Industrial N.V. (NYSE: CNHI / MI: CNHI) announces a new strategic structure as an integral part of the Company’s transition into an organization that will lead in the agriculture and construction sectors following the spin-off of Iveco Group.

This organization aims to accomplish key strategic objectives, all fulfilling CNH Industrial’s vision: Sustainably advancing the noble work of global agricultural and construction workers.

“We are implementing a new organizational structure, and enhancing our Senior Leadership Team, to elevate our focus on customers and dealers, improve productivity and accelerate profitable growth,” said Scott Wine, CEO, CNH Industrial. “This new structure fosters agility, eliminates unnecessary bureaucracy, and promotes clear accountability as we execute our strategic priorities and create value for our stakeholders.”

A new organizational model

CNH Industrial is committed to delivering the highest ethical standards and supporting its dealers and customers through a diverse and inclusive workforce, industry-leading technology, exceptional safety and quality, and unmatched innovation.

This structure embraces a lean and agile approach to business and delineates clear accountability. It includes the full list of appointments to the Senior Leadership Team (SLT).

The CEO oversees three Global Business Units (GBUs), which are tasked with profitably and sustainably growing their businesses:

Agriculture Construction Financial Services
Derek Neilson, President Stefano Pampalone, President Oddone Incisa, President

CNH Industrial N.V. Corporate Office: 25 St James’s Street London, SW1A 1HA

Corporate Communications                         Exhibit 99.1
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The following areas, which report to the CEO, are integrated into the GBUs, driving strategic growth by swiftly identifying, creating, and deploying relevant solutions:

Corporate Regions
North America – Brad Crews, President
Europe, Middle East & Africa – Carlo Alberto Sisto, President
Latin America – Vilmar Fistarol, President
Asia Pacific – Chun Woytera, President

Business Functions
Digital & Precision – Parag Garg, Chief Digital Officer
Technology & Quality – Jay Iyengar, Chief Technology & Quality Officer
Supply Chain – Tom Verbaeten, Chief Supply Chain Officer
CNH Industrial Business System[1] – Scott Moran, Chief CNH Industrial Business     System Officer

Support Functions
Finance – Oddone Incisa, Chief Financial Officer
Human Resources – Kevin Barr, Chief Human Resources Officer
IT – Marc Kermisch, Chief Information Officer
Legal & Compliance – Roberto Russo, Chief Legal and Compliance Officer

Operating at global level in direct support of the CEO and the effective execution of the GBUs and Corporate Regions are the following Corporate Staff functions:

Diversity & Inclusion, Sustainability and Transformation – Kelly Tolbert, Chief Diversity & Inclusion, Sustainability and Transformation Officer
Corporate Development – Michele Lombardi, Senior Vice President of Corporate Development
Internal Audit – Carlo De Bernardi, Senior Vice President of Internal Audit
Communications – Laura Overall, Senior Vice President of Communications

“Our new streamlined structure will drive improved results by empowering front-line managers, accelerating decision-making across our organization, and holding us accountable to our customers,” said Wine. “I wish to congratulate the full SLT on their appointments and thank them for their strong leadership. Their comprehensive knowledge and diverse experience qualify them as the core group to lead us forward. With their guidance and our customer-centric mindset and structure, we are positioned to compete and win in our vast, global Agriculture and Construction Equipment markets.”

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[1] This new function within the company was implemented in July 2021. It is a comprehensive company-wide program that drives continuous improvement in all facets of the organization.

Corporate Communications                         Exhibit 99.1
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CNH Industrial N.V. (NYSE: CNHI / MI: CNHI) is a global leader in the capital goods sector with established industrial experience, a wide range of products and a worldwide presence. Each of the individual brands belonging to the Company is a major international force in its specific industrial sector: Case IH, New Holland Agriculture and Steyr for tractors and agricultural machinery; Case and New Holland Construction for earth moving equipment; Iveco for commercial vehicles; Iveco Bus and Heuliez Bus for buses and coaches; Iveco Astra for quarry and construction vehicles; Magirus for firefighting vehicles; Iveco Defence Vehicles for defence and civil protection; and FPT Industrial for engines and transmissions. More information can be found on the corporate website: www.cnhindustrial.com

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Contacts:

Corporate Communications

Email: mediarelations@cnhind.com

Investor Relations

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